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                                                                 EXHIBIT 10.1(b)

                  SECOND AMENDMENT TO THE AMENDED AND RESTATED
                DATASTREAM SYSTEMS, INC. 1995 STOCK OPTION PLAN

     THIS SECOND AMENDEMENT TO THE AMENDED AND RESTATED DATASTREAM SYSTEMS, INC. 1995 STOCK OPTION PLAN (this "Second Amendment") is made effective as of the 8th day of May, 1998, by Datastream Systems, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H
                              -------------------

     WHEREAS, the Company has adopted the Amended and Restated Datastream Systems, Inc. 1995 Stock Option Plan (as Amended and Restated through May 7,
1997) (the "Plan"); and

     WHEREAS, Section 4.8 of the Plan authorizes the Board of Directors of the Company to amend the Plan without stockholder approval; and

     WHEREAS, the Board of Directors of the Company now desires to amend the Plan to effect the immediate exercisablity in full of any and all outstanding stock options granted under the Plan in the event of a "change of control" of the Company.

     NOW, THEREFORE, the Board of Directors of the Company hereby amends the Plan as follows:

                                       I.

     A new Section 1.2 of the Plan is hereby added as follows and former Sections 1.2 through 1.16 are accordingly renumbered as Sections 1.3 through 1.17:

     "1.2  "Change of Control" means (i) an acquisition by any individual,
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     entity or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the
     Exchange Act (a "Person") of beneficial ownership of 50 percent or more of the total outstanding Voting Securities of the Company, other than any acquisition by the Company or any employee benefit plan that the Company sponsors, (ii) any sale, exchange, merger, consolidation, reorganization, tender offer for shares of Stock or other similar business transaction involving the Company (a "business transaction"), unless, following such business transaction, more than 50 percent of the total outstanding Voting Securities of the Company (or other entity surviving such business transaction) is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were beneficial owners of the Voting Securities of the Company immediately before such business transaction, and
     (iii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation
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     with respect to which following such sale or other disposition more than 50 percent of the total outstanding Voting Securities of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were beneficial owners of the Voting Securities of the Company immediately before such sale or other disposition."

                                      II.

     A new Section 1.18 of the Plan is hereby added as follows:

     "1.18  "Voting Securities" means the shares of capital stock of an entity
             -----------------
     entitled to vote generally in the election of that entity's directors."

                                      III.

     Section 4.2.2 of the Plan is hereby deleted in its entirety and replaced with the following new Section 4.2.2:

     "4.2.2 In the event of or in anticipation of a sale, exchange, merger, consolidation, reorganization, tender offer for shares of Stock or other similar business transaction involving the Company, the Committee may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate to reflect such sale, exchange, merger, consolidation, reorganization, tender offer or other similar business transaction including, without limitation, the substitution of new awards, the termination or adjustment of outstanding awards, the acceleration of awards, or the removal of restrictions on outstanding awards. Notwithstanding the foregoing sentence, however, in the event of or in anticipation of a sale, exchange, merger, consolidation, reorganization, tender offer for shares of Stock or other similar business transaction involving the Company that would result in a Change of Control, any Option granted hereunder shall become immediately exercisable in full, and shall remain so, regardless of any provisions contained in the applicable Stock Option Agreement with respect thereto limiting the exercisability of the Option for any length of time or terminating the Option prior to the expiration of its remaining term, subject to all the terms hereof and of the Stock Option Agreement with respect thereto not inconsistent with this sentence. Any adjustment pursuant to this Section 4.2 may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Option, but shall not otherwise diminish the then-current value of the Option."

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                                      IV.

          Except as specifically amended hereby, the Plan shall continue to remain in full force and effect as before this Second Amendment, and this Second Amendment shall be effective with respect to any Options granted under the Plan, including those granted before the effective date of this Second Amendment.

          IN WITNESS WHEREOF, the Board of Directors of the Company have caused this Second Amendment to be executed in the form and as of the date set forth above.


                                                 DATASTREAM SYSTEMS, INC.


                                                     /s/ Larry G. Blackwell
                                                 --------------------------
                                                 By:    Larry G. Blackwell
                                                 Title: Chairman, President and
                                                        Chief Executive Officer

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